Exhibit 10.4.2

Execution Version

SCHEDULE

to the

1992 MASTER AGREEMENT

Non-Guaranteed Put Contract

dated as of June 30, 2009

among:                                                         DEXIA SA (“Dexia”),

DEXIA CRÉDIT LOCAL S.A. (“DCL” and, together with Dexia, the “Party A”), jointly and severally;

and                                                                            FSA ASSET MANAGEMENT LLC (“Party B”)

Part 1.           Termination Provisions

(a)                                  The “Failure to Pay or Deliver” provisions of Section 5(a)(i)

(i)                                     will apply to Party A but are modified with respect to Party A to read as follows:

“failure by the party to make, when due, either (I) any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or (II) any payment or delivery under the Credit Support Annex required to be made by it if such failure to make payments or deliveries  (taken together with any other outstanding and uncured failures to make payments or deliveries by Party A or its Affiliates in relation to Dexia Payment Obligations) exceeds the Default Threshold and is not remedied within the Cure Period identified under and in the manner described in the Pledge and Administration Agreement following delivery of a Payment Failure Notice to Party A; and

(ii)                                  will not apply to Party B.

“Pledge and Administration Agreement” means the Pledge and Administration Agreement, dated as of June 30, 2009, among Dexia, DCL, Dexia Bank Belgium SA, Financial Security Assurance Inc., Party B, FSA Portfolio Asset Limited, Dexia FP Holdings Inc., FSA Capital Markets Services LLC, FSA Capital Management Services LLC, FSA Capital Markets Services (Caymans) Ltd. and The Bank of New York Mellon Trust Company, National Association, as the same may be amended, supplemented or modified from time to time.

“Priority of Payments” has the meaning defined in the Pledge and Administration Agreement.

“Sovereign Guarantors” means the Belgian State and the French State.

“Sovereign Guarantee” means the First Demand Guarantee dated June 30, 2009, issued by the Sovereign Guarantors under which the Sovereign Guarantors guarantee the joint and several payment obligations of Dexia under this Agreement.

Capitalized terms used and not defined herein have the meanings assigned in the Pledge and Administration Agreement or if not defined therein, in the Confirmation dated of even date herewith and captioned “Non-Guaranteed Put Contract” (the “Confirmation”).

(b)                                 The “Credit Support Default” provisions of Section 5(a)(iii) will not apply to Party A or to Party B (without prejudice to the application of Section 5(a)(i) as amended hereby to payments or deliveries required to be made by Party A under the Credit Support Annex).

(c)                                  Section 5(a)(vii) will not apply to Party B and will apply to Party A only in the case of a Dexia Voluntary/Involuntary Bankruptcy.

“Dexia Voluntary/Involuntary Bankruptcy” means the occurrence with respect to Dexia of an event described in Section 5(a)(vii), provided, however, that subclause (4) of Section 5(a)(vii) shall be amended so that the reference to “30 days” in subclause (4)(B) of Section 5(a)(vii) shall refer to “60 days”.

For the avoidance of doubt, the occurrence only with respect to DCL, and not with respect to Dexia, of an event described in Section 5(a)(vii) does not constitute a Dexia Voluntary/Involuntary Bankruptcy.

(d)                                 Section 5(a)(vi) (Cross Default) will not apply to Party B and will apply to Party A, provided that with respect to Party A, Section 5(a)(vi) will be deleted in its entirety and replaced with the following:

“the occurrence of any Dexia Event of Default (other than an Event of Default under Section 5(a) as modified by the Schedule).

“Dexia Event of Default” has the meaning specified in the Pledge and Administration Agreement.

(e)                                  Section 5(a)(ii) (Breach of Agreement), Section 5(a)(iv) (Misrepresentation), Section 5(a)(v) (Default Under Specified Transaction) and Section 5(a)(viii) (Merger Without Assumption) will not apply to Party A or Party B.

(f)                                    “Specified Entity” will not apply in relation to either Party A or Party B.

(g)                                 “Termination Events”.  The provisions of Section 5(b) will not apply to Party A or Party B.

(h)                                 The “Automatic Early Termination” provision of Section 6(a) will apply to Party A.  Section 6(a) will not apply to Party B at any time.  Party B may not declare an Early Termination Date without written consent from FSA permitting it to do so, provided that Party B shall declare an Early Termination Date at the direction of FSA in accordance with Section 5.2(a)(iv) of the Pledge and Administration Agreement, and any purported declaration by Party B without the prior written consent of FSA shall be void ab initio and of no effect.

(i)                                     “Payments on Early Termination.   Notwithstanding anything to the contrary in Section 6(e) of this Agreement, the amount payable by Party A in respect of any Early Termination Date shall be an amount equal to the sum of (x) all net Unpaid Amounts (subject to the delivery to Party A of any Put Settlement Assets corresponding to any Put Settlement Amounts included in Unpaid Amounts), plus (y) the applicable Exposure as determined by the Valuation Agent under the Credit Support Annex as of such Early Termination Date (without duplication of any component of such Exposure paid as an early termination amount under Section 6(e) of the Dexia Guaranteed Put Contract).  Notwithstanding anything to the contrary in Section 6(e), no amounts will be payable by Party B in respect of any Early Termination Date.

(j)                                     “Termination Currency” means U.S. Dollars.

(k)                                  “Additional Termination Events” will not apply.

Part 2.           Tax Representations

Payer Representations.  For the purpose of Section 3(e) of this Agreement, Party A and Party B will each make the following Payer Representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement.  In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

Payee Representations.  For the purpose of Section 3(f) of this Agreement, (i) Dexia represents that it is a company duly organized under the laws of Belgium, (ii) DCL represents that it is Party B represents that it is a limited liability company organized under the law of the State of Delaware.

Part 3.           Agreements to Deliver Documents

For the purpose of Sections 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable:

(a)                                  Tax forms, documents or certificates to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered

Party A and Party B	Any form, document or certificate reasonably required by the other party to enable it to pay free of or at a reduced rate of withholding tax	As soon as practicable after written request is made

(b)                                 Other documents to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation

Party A and Party B

Certificate or other documents evidencing the capacity of the party to enter into this Agreement and the Transaction hereunder and the authority of the person(s) executing this Agreement or a Confirmation, as the case may be.

		On or before execution of this Agreement.	No

Party A	Consolidated annual financial statements of Dexia, prepared in accordance with generally accepted accounting principles in the country in which the party is organized.	Promptly after request (unless publicly available on the website of Dexia)	No

Party A	Each Credit Support Document	On or before execution of this Agreement	No

Party A	A legal opinion as to enforceability of this Agreement and the Confirmation evidencing the Transaction hereunder.	On or before execution of this Agreement.	No

Part 4.           Miscellaneous

(a)                                  Addresses for Notices.  For the purpose of Section 12(a) of this Agreement:

Address for notices or communications to Party A:

Dexia Crédit Local, New York branch

445 Park Avenue

7th Floor

New York, New York 10022

And

Dexia SA

Place Rogier 11

B-1210 Brussels

Belgium

Attn.: Secretary General

e-mail: secretarygeneral@dexia.com and olivier.vanherstraeten@dexia.com

Tel.: +32-2-213.57.42 or +32-2-213.50.43

Telecopy N°: +32-2-213.58.90

with a copy to:

Dexia Crédit Local

Tour Dexia La Défense 2

1, Passerelle des Reflets

TSA 92202

92919 La Défense Cedex

Attention : Back-Office Department

Telephone No : + 00 33 1 58 58 68 92

Facsimile No : + 00 33 1 58 58 66 20

Address for notices or communications to Party B:

As set forth in the Pledge and Administration Agreement.

Address for notices or communications to FSA:

As set forth in the Pledge and Administration Agreement.

(b)                                 Process Agent.  For the purpose of Section 13(c) of this Agreement:

Party A appoint
as their Process Agent	Dexia Crédit Local, New York Branch
445 Park Avenue, 7th Floor, New York 10022

(c)                                  Offices.  The provisions of Section 10(a) will apply to Party A and Party B.  In furtherance, and not in limitation, of Section 10(a) of this Agreement, DCL irrevocably agrees that, if and to the extent that it enters into any Transaction or Transactions hereunder through an Office other than its head or home office (including, without limitation, its New York Branch), its obligations to Party B in connection with such Transaction or Transactions shall be the same as if it had entered into such Transaction or Transactions through its head or home office; and if any or all of the claims of Party B against such other Office in connection with such Transaction or Transactions are, in connection with any insolvency, bankruptcy or other similar proceedings relating to such other Office, disallowed as against such other Office by virtue of any law or rule disallowing, or permitting the disallowance of, any such claim or claims in any such proceedings by reason of the fact that Party B is (or was) an Affiliate of DCL (including, without limitation, Section 606.4(a) of the New York Banking Law), then such disallowance shall not affect the obligations of DCL hereunder in relation to such Transaction or Transactions or the right of Party B to enforce such obligations against the head or home office of DCL, or any rights of Party B under the Credit Support Annex hereto.

(d)                                 Multibranch Party.  For the purpose of Section 10(c):

DCL is a Multibranch Party and may act through its New York branch or Paris Head Office.

Dexia and Party B are not Multibranch Parties.

(e)                                  Calculation Agent.  As specified in the Confirmation.

(f)                                    Credit Support Documents.  Details of Credit Support Documents:

Party A:  The Credit Support Annex hereto.

Party B:  Not applicable.

(g)                                 Credit Support Provider.  Credit Support Provider means

in relation to Party A:  None

in relation to Party B:  None

(h)                                 Nontransferability.  Section 7 is replaced with the following:

“Neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by Party B without the consent of Party A and FSA, other than (x) to pledge such rights to the Collateral Agent as part of the FSAM Collateral, or (y) pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (an “Party B Merger”) where FSA has given its consent to such Party B Merger (but without prejudice to any other right or remedy under this Agreement).

Neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by Dexia or DCL without the prior written consent of Party B and FSA, other than pursuant to a consolidation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (a “Corporate Reorganization”), provided that the Remedies Nonimpairment Condition (as defined in the Pledge and Administration Agreement) is satisfied in relation to such Corporate Reorganization.

FSA will not have the right to transfer any of its rights under this Agreement without the consent of Party A, except pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all FSA’s assets to, another entity (but without prejudice to any other right or remedy under this Agreement).

Any purported transfer that is not in compliance with this Section will be void.”

(i)                                     Governing Law; Exclusive Jurisdiction.

(i)                                     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK AND THE MANDATORY CHOICE OF LAW RULES CONTAINED IN THE UCC.

(ii)                                  Section 13(b) is hereby deleted and replaced by the following:

“Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of any U.S. federal or state court in The City of New York for the purpose of any suit, action, proceeding or judgment arising out of or relating to this Agreement.  Each of the parties hereto hereby consents to the laying of venue in any such suit, action or proceeding in New York County, New York, and hereby irrevocably waives any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum and agrees not to plead or claim the same.  Notwithstanding the foregoing, nothing contained in this Agreement shall limit or affect the rights of any party hereto to exercise remedies under this Agreement or any of the other Transaction Documents (as defined in the Pledge and Administration Agreement), or to enforce any judgment with respect thereto, in any jurisdiction or venue.”

(j)                                     Netting of Payments.  Section 2(c) of this Agreement will not apply.

(l)                                     “Affiliate” will have the meaning specified in Section 14 of this Agreement.

(m)                               Set-off.  The rights and obligations of the parties hereunder shall not be subject to, and shall not form the basis for, any rights of setoff arising from a transaction not subject to this Agreement; provided, that if on any day there are amounts in the same currency payable both by Party A to Party B and by Party B to Party A, in accordance with the Priority of Payments, such amounts may be set off against one another and only a single net amount transferred by Party A to Party B, or by Party B to Party A, as the case may be.

(n)                                 Relationship Between Parties.  Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(i)                                     Non-Reliance.  It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it is based upon its own judgement and upon advice from such advisers as it has deemed necessary.  It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction.  No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of the Transaction.

(ii)                                  Assessment and Understanding.  It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction.  It is also capable of assuming, and assumes, the risks of that Transaction.

(iii)                               Status of Parties.  The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

Part 5.           Other Provisions.

(a)                                  No Agency.  Each of Party A and Party B is entering into this Agreement and each Transaction as principal (and not as agent or in any other capacity, fiduciary or otherwise).

(b)                                 Assignment and Pledge Under the Pledge and Administration Agreement. Party A acknowledges and consents to Party B’s grant of all its right, title and interest in, to and under, in each case, whether now owned or existing, or hereafter acquired or arising, this Agreement or any Transaction hereunder (including, without limitation, its right to payments due to it hereunder or with respect hereto), to the Collateral Agent pursuant to and in accordance with the terms of the Pledge and Administration Agreement, for the benefit of the persons identified therein.  Party B hereby irrevocably appoints the Collateral Agent and FSA as its agents and attorneys-in-fact for enforcing its rights hereunder upon the events and in the manner specified in the Pledge and Administration Agreement, which appointment is coupled with an interest, and Party B confirms that notice of such appointment has been effectively given to the Collateral Agent and FSA.  Party A agrees that, unless notified in writing by the Collateral Agent of other payment instructions (or as otherwise provided in the Credit Support Annex with respect to transfers of Eligible Collateral), any and all amounts payable by Party A to Party B under this Agreement will be paid to the FSAM Cash Account, at such account as the Collateral Agent specifies in writing to Party A.

Party A and Party B acknowledge and agree that FSA may directly enforce the rights of Party B under this Agreement (A) at any time that it is the Secured Party Representative or (B) in the circumstances specified in this Agreement (including the Schedule, Confirmation and Credit Support Annex), without prejudice to or limitation of any rights given to FSA as a third party beneficiary under this Agreement.  Party B hereby irrevocably designates FSA its agent and attorney-in-fact for purposes of enforcing such rights, which designation is coupled with an interest.

(c)                                  Amendments.  No amendment, modification, supplement or termination of any provision of this Agreement or any of the Schedule, the Confirmation or the Credit Support Annex shall in any event be effective unless the same shall be in writing and signed by Party A, Party B and FSA.  No waiver of any provision of this Agreement or consent to any departure by Party A or Party B herefrom shall in any event be effective unless the same shall be in writing and signed by (x) in the case of a waiver or consent to be granted by Party A, Party A, and (y) in the case of a waiver or consent to be granted by Party B, Party B and FSA.  Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  No notice to or demand on a party in any case shall, of itself, entitle such party to any other or further notice or demand in similar or other circumstances.  Notwithstanding the foregoing, any amendment, modification, supplement, termination of any provision of this Agreement or any of the Schedule, the Confirmation or the Credit Support Annex entered into by Party A and Party B, or any waiver or consent to any departure by Party A from any provision of this Agreement or any of the Schedule, the Confirmation or the Credit Support Annex granted by Party B without the prior written consent of FSA shall be void ab initio.

(d)                                 Third Party Beneficiaries.  Nothing in this Agreement expressed or implied, shall give to any person, other than the parties hereto and their successors hereunder and FSA (which shall be an express third party beneficiary of this Agreement), any benefit or any legal or equitable right, remedy or claim under this Agreement.

(e)                                  Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH PARTY ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION.

(f)                                    Single Transaction. Each party acknowledges and agrees that the Transaction evidenced by the Confirmation dated as of the date hereof will be the only Transaction governed by this Agreement.

(g)                                 Non-Petition.  DCL and Dexia each agrees that it will not, prior to the Senior Release Date (as defined in the Pledge and Administration Agreement), acquiesce, petition or otherwise institute against, or join any other person in instituting against, Party B, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy, or similar law, including without limitations proceedings seeking to appoint a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Party B or any substantial part of its property; provided, that this provision shall not restrict or prohibit Dexia or DCL from joining any such proceedings which shall have already commenced under applicable laws and not in violation of this provision.  This provision shall survive the termination of this Agreement for any reason.

(h)                                 Limited Recourse.  The obligations of Party B in relation to this Agreement and any Transaction hereunder are limited recourse obligations, payable solely from the proceeds of the FSAM Collateral (as defined in the Pledge and Administration Agreement) available under and applied in accordance with the Priority of Payments set forth in the Pledge and Administration Agreement.  Upon application of the FSAM Collateral and proceeds thereof available to satisfy the obligations of Party B hereunder in accordance with the Pledge and Administration Agreement, Dexia and DCL shall not be entitled to take any further steps against Party B to recover any sums due and shall not constitute a claim against Party B to the extent of any insufficiency.  No recourse shall be had for the payment of any amounts owing in respect of this Agreement against any officer, director, employee, stockholder, member or incorporator of Party B.  This provision shall survive the termination of this Agreement for any reason.

(i)                                     Bankruptcy Code Acknowledgment.  Each of Party A and Party B agrees and acknowledges that this Agreement is:

(A)                              intended to be a “securities contract,” as such term is defined in Section 741(7) of the United States Bankruptcy Code, with respect to which: (1) the contractual rights of Party B hereunder to cause the liquidation, termination or acceleration of a securities contract are intended to be among those protected under Section 555 of the United States Bankruptcy Code; (2) the termination, netting and collateral liquidation provisions hereof are intended to be among those excepted from the automatic stay under Section 362(b)(6) of the United States Bankruptcy Code; and (3) each transfer, payment and delivery hereunder or in connection herewith is intended to be a “margin payment”, as defined in Section 741(5) of the United States Bankruptcy Code, and/or a “settlement payment” as defined in Section 741(8) of the United States Bankruptcy Code, under a securities contract, and is therefore, under Section 546(e) of the United States Bankruptcy Code, not avoidable; and

(B)                                intended to be a “swap agreement,” as such term is defined in Section 101(53B) of the Bankruptcy Code, with respect to which: (1) the contractual rights of Party B hereunder to cause the liquidation, termination or acceleration of a securities contract are intended to be among those protected under Section 560 of the United States Bankruptcy Code; (2) the termination, netting and collateral liquidation provisions hereof are intended to be among those excepted from the automatic stay under Section 362(b)(17) of the United States Bankruptcy Code; and (3) each transfer, payment and delivery hereunder or in connection herewith is intended to be a transfer under or in connection with a swap agreement and is therefore, under Section 546(g) of the United States Bankruptcy Code, not avoidable.

(j)                                     NY Banking Law Acknowledgment.  Each of Party A and Party B agrees and acknowledges that this Agreement is intended to be a “qualified financial contract” as such term is defined in Section 618-a of the New York Banking Law (NYBL).

(k)                                  French Monetary and Financial Code Acknowledgment.  Each of Party A and Party B agrees and acknowledges that (A) this Agreement constitutes a financial agreement (contrat financier) as such term is defined under article L. 211-1 and D. 211-1 A of the French Monetary and Financial Code, (B) each transaction contemplated by this Agreement constitutes a transaction on financial instruments (opération sur instruments financiers) within the meaning of article L.211-36 and L.211-1 of the French Monetary and Financial Code, (C) each of Party A and Party B is an entity falling within the scope of article 211-36 1° of the French Monetary and Financial Code.

(l)                                     Belgian Code Acknowledgment.  Each of Party A and Party B agrees and acknowledges that the Collateral Support Annex and any pledge agreement entered into with respect to the MPAA Account (as defined in the Credit Support Annex) are financial collateral arrangements (zakelijke zekerheidsovereenkomsten/conventions constitutives de sûreté réelle) and this Agreement and any Transactions hereunder constitute a “netting agreement” (nettingovereenkomst/convention de netting) as such terms are defined in Article 3 of the Belgian Act of 15 December 2004 on financial collateral arrangements and several tax dispositions in relation to security collateral arrangements and loans of financial instruments.

(m)                               No Gross Up by Party B.

(i)                                     Section 2(d)(i)(4) is hereby deleted and replaced by the following:

“(4)                            (A)                              If Party A is the party so required to deduct or withhold, then Party A shall make such additional payment as is necessary to ensure that the net amount actually received by Party B (free and clear of all Taxes, whether assessed against it or Party B) will equal the full amount Party B would have received had no such deduction or withholding been required; and

(B)                                if Party B is the party so required to deduct or withhold, then Party B shall make the relevant payment subject to such deduction or withholding and Party B will not be required to gross up.

For the avoidance of doubt, the fact that any payment is made by Party B subject to the provisions of (B) above shall at no time affect the obligations of Party A under (A) above.”

(ii)                                  Indemnifiable Tax.  Notwithstanding the definition of “Indemnifiable Tax” in Section 14 of this Agreement, all Taxes in relation to payments by Party A shall be Indemnifiable Taxes and in relation to payments by Party B, no Tax shall be an Indemnifiable Tax.

(n)                                 Payments by DCL.  Any cash payments (“Pre-Collateral Posting Payments”) required to be made by Party A under this Agreement on or prior to the date on which (i) the Collateral Replacement Date has occurred and (ii) Eligible Collateral having a Value equal to the Delivery Amount determined on the Collateral Replacement Date shall have been Transferred under the Credit Support Annex shall be considered paid for purposes of this Agreement (including without limitation Section 5(a)(i)) only if payment is made to Party B by DCL (and not by Dexia), provided that (A) payments by the Sovereign Guarantors under the Sovereign Guarantee shall always be considered to have been paid for purposes of this Agreement (including without limitation Section 5(a)(i)) notwithstanding that they are made in respect of a guarantee of the obligations of Dexia and (B) this provision shall not prejudice (i) any rights of Party B to enforce Dexia’s obligation to make payment of Pre-Collateral Posting Payments at Party B’s election, (ii) any rights of Party B against Dexia or DCL arising from nonpayment of Pre-Collateral Posting Payments by DCL or (iii) any rights and remedies as between Dexia and DCL in relation to their joint and several obligations under this Agreement.

(o)                                 FSAM Lien Release Date.  If an FSAM Lien Release Date has occurred as defined in the Pledge and Administration Agreement, then pursuant to Section 2.5(d) of the Pledge and Administration Agreement and notwithstanding the rights of FSA as third party beneficiary hereunder or the other provisions of this Agreement or the Confirmation relating to rights of the Collateral Agent and FSA, this Agreement and the Confirmation may be amended by Party A and Party B to disapply provisions relating to the rights of the Collateral Agent and FSA for purposes of transactions occurring or rights accruing under this Agreement after the FSAM Lien Release Date.

The parties executing the Schedule have executed the Master Agreement and have agreed as to the contents of this Schedule.

Yours faithfully,

FSA ASSET MANAGEMENT LLC

By:
Name:
Title:

DEXIA SA

By:
Name:
Title:

DEXIA CRÉDIT LOCAL S.A.

By:
Name:
Title:

Non-Guaranteed Put Schedule